SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K


                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): July 1, 1998

                  HIGHWOODS REALTY LIMITED PARTNERSHIP
          (Exact name of registrant specified in its charter)

North Carolina                       0-21731                 56-1869557
(State of Formation)        (Commission File Number)         (IRS Employer
                                                             Identification No.)



     3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604
           (Address of principal executive offices, zip code)


   Registrant's telephone number, including area code: (919) 872-4924


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Item 5.           OTHER EVENTS

         As previously reported, Highwoods Properties, Inc.
("Highwoods") has entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement") with J. C. Nichols Company ("JCN"). JCN shareholders approved the merger (the "Merger") at a special meeting held on July 1, 1998.

         As discussed in the Proxy Statement/Prospectus mailed to JCN shareholders on or about June 3, 1998, a lawsuit was filed in the Circuit Court of Jackson County, Missouri on January 8, 1998 by Dennis Wright against JCN, JCN's Board of Directors and Highwoods seeking certification of a class, an injunction preventing the Merger, and unspecified damages. On July 1, 1998, the court denied the plaintiff's request for a temporary restraining order ("TRO") enjoining the closing of the transaction.

         The Merger is expected to close by July 15, 1998.

                               SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             HIGHWOODS REALTY LIMITED PARTNERSHIP

                             By: Highwoods Properties, Inc., its general partner


                                 By: /s/ Carman J. Liuzzo
                                     -------------------------------------------
                                     Carman J. Liuzzo
                                     Vice President and Chief Financial Officer

Date: July 2, 1998